Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MISSOURI
SOUTHEASTERN DIVISION

	§	Chapter 11
In re:	§
	§	Case No. 20-43597-399
BRIGGS & STRATTON	§
CORPORATION, et al.,[1]	§	(Jointly Administered)
§
Debtors.	§

JOINT CHAPTER 11 PLAN OF
BRIGGS & STRATTON CORPORATION AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP Ronit J. Berkovich Debora A. Hoehne Martha E. Martir 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007	CARMODY MACDONALD P.C. Robert E. Eggmann Christopher J. Lawhorn Thomas H. Riske 120 S. Central Avenue, Suite 1800 St. Louis, Missouri 63105 Telephone: (314) 854-8600 Facsimile: (314) 854-8660

Attorneys for Debtors and Debtors in Possession

Dated:	October 9, 2020
St. Louis, Missouri

[1]
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: Briggs & Stratton Corporation (2330), Billy Goat Industries, Inc. (4442), Allmand Bros., Inc. (4710), Briggs & Stratton International, Inc. (9957), and Briggs & Stratton Tech, LLC (2102).  The address of the Debtors’ corporate headquarters is 12301 West Wirth Street, Wauwatosa, Wisconsin 53222.

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS AND INTERPRETATION.	1

SECTION 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.	11

2.1.	Administrative Expense Claims.	11
2.2.	Fee Claims.	11
2.3.	DIP Claims.	12
2.4.	Unsecured Notes Indenture Trustee Fees and Expenses.	12

SECTION 3.	CLASSIFICATION OF CLAIMS AND INTERESTS.	13

3.1.	Classification in General.	13
3.2.	Summary of Classification.	13
3.3.	Special Provision Governing Unimpaired Claims.	14
3.4.	Elimination of Vacant Classes.	14
3.5.	Voting Classes; Presumed Acceptance by Non-Voting Classes.	15
3.6.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.	15

SECTION 4.	TREATMENT OF CLAIMS AND INTERESTS.	15

4.1.	Class 1(a) – Priority Tax Claims Against BSC.	15
4.2.	Class 1(b) – Priority Tax Claims Against BGI.	15
4.3.	Class 1(c) – Priority Tax Claims Against ABI.	16
4.4.	Class 1(d) – Priority Tax Claims Against BSI.	16
4.5.	Class 1(e) – Priority Tax Claims Against BST.	17
4.6.	Class 2(a) – Priority Non-Tax Claims Against BSC.	17
4.7.	Class 2(b) – Priority Non-Tax Claims Against BGI.	18
4.8.	Class 2(c) – Priority Non-Tax Claims Against ABI.	18
4.9.	Class 2(d) – Priority Non-Tax Claims Against BSI.	18
4.10.	Class 2(e) – Priority Non-Tax Claims Against BST.	19
4.11.	Class 3(a) – Other Secured Claims Against BSC.	19
4.12.	Class 3(b) – Other Secured Claims Against BGI.	20
4.13.	Class 3(c) – Other Secured Claims Against ABI.	20
4.14.	Class 3(d) – Other Secured Claims Against BSI.	21
4.15.	Class 3(e) – Other Secured Claims Against BST.	22
4.16.	Class 4(a) – General Unsecured Claims Against BSC.	22
4.17.	Class 4(b) – General Unsecured Claims Against BGI.	23
4.18.	Class 4(c) – General Unsecured Claims Against ABI.	23
4.19.	Class 4(d) – General Unsecured Claims Against BSI.	23
4.20.	Class 4(e) – General Unsecured Claims Against BST.	24
4.21.	Class 5(a) – Subordinated Securities Claims Against BSC.	24
4.22.	Class 5(b) – Subordinated Securities Claims Against BGI.	24
4.23.	Class 5(c) – Subordinated Securities Claims Against ABI.	25
4.24.	Class 5(d) – Subordinated Securities Claims Against BSI.	25
4.25.	Class 5(e) – Subordinated Securities Claims Against BST.	25
4.26.	Class 6(a) – Intercompany Interests in BGI.	26
4.27.	Class 6(b) – Intercompany Interests in ABI.	26
4.28.	Class 6(c) – Intercompany Interests in BSI.	27
4.29.	Class 6(d) – Intercompany Interests in BST.	27
4.30.	Class 7(a) – Equity Interests in BSC.	27

SECTION 5.	MEANS FOR IMPLEMENTATION.	28

5.1.	No Substantive Consolidation.	28
5.2.	Sources of Consideration for Plan Distribution.	28
5.3.	Global Settlement.	28
5.4.	Plan Administrator.	28
5.5.	Liquidating Trust.	31
5.6.	Corporate Action.	32
5.7.	Withholding and Reporting Requirements.	32
5.8.	Exemption from Certain Transfer Taxes.	33
5.9.	Effectuating Documents; Further Transactions.	33
5.10.	Preservation of Rights of Action.	34
5.11.	Certificate of Incorporation and By-Laws.	34
5.12.	Stock Trading Restrictions.	34
5.13.	Cancellation of Existing Securities and Agreements.	35
5.14.	Subordinated Claims.	35
5.15.	Nonconsensual Confirmation.	35
5.16.	Closing of Chapter 11 Cases.	35
5.17.	Notice of Effective Date.	35
5.18.	Corporate Form.	35
5.19.	Separability.	35
5.20.	Cancellation of Notes, Instruments, Certificates, and Other Documents.	36

SECTION 6.	DISTRIBUTIONS.	37

6.1.	Distributions Generally.	37
6.2.	Distribution Record Date.	37
6.3.	Date of Distributions.	37
6.4.	Disbursing Agent.	37
6.5.	Rights and Powers of Disbursing Agent.	38
6.6.	Expenses of Disbursing Agent.	38
6.7.	No Postpetition Interest on Claims.	38
6.8.	Delivery of Distributions.	38
6.9.	Distributions after Effective Date.	39
6.10.	Time Bar to Cash Payments.	39
6.11.	Unclaimed Property.	39
6.12.	Manner of Payment under Plan.	39
6.13.	Satisfaction of Claims.	39
6.14.	Minimum Cash Distributions.	40
6.15.	Setoffs and Recoupments.	40
6.16.	Allocation of Distributions between Principal and Interest.	40
6.17.	No Distribution in Excess of Amount of Allowed Claim.	40
6.18.	Delivery of Distribution of Unsecured Notes Claims.	40

SECTION 7.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS.	41

7.1.	Objections to Claims.	41
7.2.	Resolution of Disputed Claims.	41
7.3.	Payments and Distributions with Respect to Disputed Claims.	41
7.4.	Distributions after Allowance.	41
7.5.	Estimation of Claims.	41
7.6.	No Distributions Pending Allowance.	42

ii

7.7.	Claim Resolution Procedures Cumulative.	42
7.8.	Interest.	42
7.9.	Insured Claims.	42
7.10.	SERPs Claims.	42

SECTION 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.	42

8.1.	Rejection of Executory Contracts and Unexpired Leases.	42
8.2.	Claims Based on Rejection of Executory Contracts and Unexpired Leases.	43
8.3.	Insurance Policies.	43
8.4.	Intellectual Property Licenses and Agreements.	43
8.5.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.	44
8.6.	Reservation of Rights.	44

SECTION 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.	44

9.1.	Conditions Precedent to the Effective Date.	44
9.2.	Waiver of Conditions Precedent.	45
9.3.	Effect of Failure of Conditions to Effective Date.	45

SECTION 10.	EFFECT OF CONFIRMATION.	45

10.1.	Vesting of Assets.	45
10.2.	Term of Injunctions or Stays.	46
10.3.	Binding Effect.	46
10.4.	Injunction.	46
10.5.	Releases by the Debtors.	47
10.6.	Releases by Holders of Claims and Interests.	47
10.7.	Exculpation.	49
10.8.	Waiver of Statutory Limitation on Releases.	49
10.9.	Release of Liens.	50
10.10.	Solicitation of the Plan.	50

SECTION 11.	RETENTION OF JURISDICTION.	50

11.1.	Retention of Jurisdiction.	50
11.2.	Courts of Competent Jurisdiction.	52

SECTION 12.	MISCELLANEOUS PROVISIONS.	52

12.1.	Payment of Statutory Fees.	52
12.2.	Substantial Consummation.	52
12.3.	Dissolution of Creditors’ Committee.	52
12.4.	Amendments.	52
12.5.	Revocation or Withdrawal of the Plan.	53
12.6.	Severability of Plan Provisions upon Confirmation.	53
12.7.	Governing Law.	53
12.8.	Time.	54
12.9.	Additional Documents.	54
12.10.	Immediate Binding Effect.	54
12.11.	Successors and Assigns.	54
12.12.	Entire Agreement.	54
12.13.	Notices.	54

iii

Each of Briggs & Stratton Corporation, Billy Goat Industries, Inc., Allmand Bros., Inc., Briggs & Stratton International, Inc., and Briggs & Stratton Tech, LLC (each, a “Debtor” and collectively, the “Debtors”) proposes the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in Section 1.A.

SECTION 1.        DEFINITIONS AND INTERPRETATION.

A. Definitions.

1.1          ABI means Allmand Bros., Inc.

1.2         Administrative Expense Claim means any Claim for costs or expenses of administration incurred during the Chapter 11 Cases of a kind specified under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors;  (b) Fee Claims; (c) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code; and (d) any Claim Allowed under section 503(b)(9) of the Bankruptcy Code.

1.3         Administrative Expense Claims Bar Date means the date(s) fixed by the Bankruptcy Court in the Order (I) Establishing A Deadline for Filing Administrative Expense Claims and (II) Approving Form and Manner of Notice Thereof (ECF No.__).

1.4          Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.5         Allowed means, with respect to any Claim, a Claim arising on or before the Effective Date (a) as to which the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, and the holder of the Claim agree to the amount of the Claim; (b) as to which no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn by the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, within the applicable period fixed by the Plan or applicable law; (c) as to which an objection to allowance or priority has been adjudicated in favor of the holder of the Claim by a Final Order; (d) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable; (e) as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction; (f) that is listed in the Schedules as liquidated, non-contingent, and undisputed; or (g) expressly allowed hereunder; provided, however, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims shall be subject to, and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Plan Administrator shall retain all claims and defenses with respect to Allowed Claims that are Unimpaired pursuant to the Plan.

1.6         Asset means all of the rights, title, and interests of a Debtor in and to property of whatever type or nature, including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property.

1.7         Avoidance Actions means any action commenced or that may be commenced by or on behalf of the Debtors pursuant to sections 544, 545, 547, 548, 550 or 551 of the Bankruptcy Code or under similar or related state or federal statutes and common law.

1.8          Ballot means each of the ballots distributed to the holders of Impaired Claims entitled to vote on the Plan.

1.9          Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.10       Bankruptcy Court means the United States Bankruptcy Court for the Eastern District of Missouri having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.11       Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.12       Bar Date Order means that certain Order (I) Establishing Deadlines for Filing Proofs of Claim and Procedures Relating Thereto and (II) Approving Form and Manner of Notice Thereof (ECF No. 564).

1.13       Bar Date Orders means the Administrative Expense Bar Date Order and the Bar Date Order.

1.14       BGI means Billy Goat Industries, Inc.

1.15       BSC means Briggs & Stratton Corporation.

1.16       BSI means Briggs & Stratton International, Inc.

1.17       BST means Briggs & Stratton Tech, LLC.

1.18       Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, NY are required or authorized to close by law or executive order.

1.19       Cash means legal tender of the United States of America.

1.20       Cause of Action means any action, Claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws).  Cause of Action also includes (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (b) the right to object to Claims or Interests, (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code or any other Avoidance Actions, (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (e) any claims under any state law or foreign law, including, without limitation, any fraudulent transfer or similar claims.

1.21      Chapter 11 Cases means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code, and styled In re Briggs & Stratton Corporation, Case No. 20-43597-399.

1.22       Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.23       Class means any group of Claims or Interests classified as set forth in Section 3 of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.24       Confirmation means the entry on the docket of the Chapter 11 Cases of the Confirmation Order.

1.25       Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.26       Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.27       Confirmation Order means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Creditors’ Committee.

1.28       Creditors’ Committee means the statutory committee of unsecured creditors appointed by the U.S. Trustee on August 5, 2020 in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.29       D&O Policy means any insurance policy that covers, among others, current or former directors, members, trustees, managers, and officers liability issued at any time to or providing coverage to the Debtors and all agreements, documents or instruments relating thereto, including any runoff policies or tail coverage.

1.30       Debtor(s) means Briggs & Stratton Corporation, Billy Goat Industries, Inc., Allmand Bros., Inc., Briggs & Stratton International, Inc., and Briggs & Stratton Tech, LLC.

1.31       Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.32        DIP Agent means “DIP Agent” as defined in the Final DIP Order.

1.33        DIP Claim means any Claim of the DIP Lenders or DIP Agent arising under the DIP Documents or the Final DIP Order.

1.34        DIP Documents means “DIP Documents” as defined in the Final DIP Order.

1.35       DIP Facilities means “DIP Facilities” as defined in the Final DIP Order.

1.36       DIP Lenders means “DIP Lenders” as defined in the Final DIP Order.

1.37       DIP Obligations means “DIP Obligations” as defined in the Final DIP Order.

1.38      Disallowed means, with respect to any Claim, a Claim arising on or before the Effective Date (a) as to which the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, have interposed a timely objection and pursuant to such objection the Claim has been disallowed by a Final Order; (b) that is specified in a provision of the Plan to be disallowed; (c) that is listed on the Schedules as contingent, disputed, or unliquidated or at a zero dollar amount and as to which no Proof of Claim has been timely filed pursuant to any Final Order of the Bankruptcy Court, including the Bar Date Orders, or otherwise deemed timely filed under the Bankruptcy Code or any other applicable law, or (d) that is not listed on the Schedules and as to which no Proof of Claim has been timely filed pursuant to any Final Order of the Bankruptcy Court, including the Bar Date Orders, or otherwise deemed timely filed under the Bankruptcy Code or any other applicable law; provided that if the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, dispute only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, do not dispute, and Disputed as to the balance of such Claim.

1.39       Disbursing Agent means the Plan Administrator or any entity that the Plan Administrator elects to make or to facilitate distributions in accordance with the Plan.

1.40      Disclosure Statement means the disclosure statement filed by the Debtors in support of the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, and all exhibits, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.

1.41       Disputed means, with respect to any Claim or Interest, such Claim or Interest that is not yet Allowed or Disallowed.

1.42       Distribution means any initial or periodic payment or distribution of consideration to holders of Allowed Claims pursuant to this Plan.

1.43       Distribution Date means a date or dates, including the Initial Distribution Date, as determined by the Disbursing Agent in accordance with the terms of the Plan, on which the Disbursing Agent makes a distribution to holders of Allowed General Unsecured Claims.

1.44       Distribution Record Date means the Effective Date of the Plan or such other date as determined by the Plan Administrator.

1.45       DTC means the Depository Trust Company.

1.46       Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Section 9 hereof have been satisfied or waived in accordance with the terms of the Plan.

1.47       Entity has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.48       Equity Interests means all Interests in a Debtor, including Stock and any options, warrants or rights to acquire any such Interests.

1.49       Estate or Estates means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.50       Exculpated Parties means collectively: (a) the Debtors, (b) the Wind-Down Estates, (c) the Plan Administrator, (d) the Creditors’ Committee and each of its members in their capacity as such, and (e) with respect to each of the foregoing Persons or Entities in clauses (a) through (d), all of their Related Parties who acted on their behalf in connection with the matters as to which exculpation is provided herein.

1.51      Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by professional persons retained by the Debtors or the Creditors’ Committee pursuant to sections 327, 328, 329, 330, 331, 503(b) or 1103 of the Bankruptcy Code in the Chapter 11 Cases.

1.52      Final DIP Order means that certain Final Order (I) Authorizing Debtors to Obtain Postpetition Financing, (II) Authorizing Debtors to Use Cash Collateral, (III) Granting Liens and Superpriority Claims, (IV) Granting Adequate Protection to Prepetition Secured Parties, and (V) Modifying Automatic Stay (ECF No. 526).

1.53       Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and is in full force and effect, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.54       General Unsecured Claim means any unsecured Claim against any Debtor, including any Intercompany Claim, which is not entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court.

1.55       Global Settlement means the global settlement set forth in paragraph 37 of the Sale Order.

1.56       Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code; provided, that for the avoidance of doubt, the term “Governmental Unit” shall not include the PBGC.

1.57       Impaired means, with respect to a Claim, Interest or Class of Claims or Interests, “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.58       Initial Distribution means the first distribution that the Wind-Down Estates make to holders of Allowed General Unsecured Claims.

1.59       Initial Distribution Date means the date selected by the Wind-Down Estates or the Plan Administrator, as applicable, to make the Initial Distribution, which shall be on or as soon as reasonably practicable after the Effective Date.

1.60       Insurance Policies means any insurance policy issued to the Debtors or under which the Debtors have sought or may seek coverage.

1.61       Insured Claim means any Claim or portion of a Claim that is, or may be, insured under any of the Insurance Policies.

1.62       Insurers means all entities that are providing or have provided insurance under the Insurance Policies to the Debtors or any parent, subsidiary, affiliate, or predecessor of the Debtors.

1.63        Intercompany Claim means a Claim against any Debtor by another Debtor.

1.64       Intercompany Interest means an Interest in a Debtor held by another Debtor.  For the avoidance of doubt, Intercompany Interest shall exclude any Equity Interest in BSC.

1.65       Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, membership interest, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in the Debtors that existed immediately before the Effective Date.

1.66        Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.67        Mercer means Mercer Human Resources, the actuary employed by the Debtors for certain of the Debtors retirement plans, including the SERPs.

1.68      Net Cash Proceeds means (a) all Cash of the Debtors realized from their business and/or Wind-Down operations and/or the Sale Transaction Proceeds less (b) the amount of Cash (i) necessary to pay holders of Allowed (or reserve for holders of Disputed) Administrative Expense Claims, Fee Claims, and DIP Claims; (ii) necessary to fund the Wind-Down Budget; and (iii) necessary to satisfy any Statutory Fees required to be paid in accordance with the Bankruptcy Code, the Bankruptcy Rules or any order of the Bankruptcy Court.

1.69       Net Cash Proceeds (ABI) means [7.0]% of the Net Cash Proceeds.

1.70        Net Cash Proceeds (BGI) means [8.7]% of the Net Cash Proceeds.

1.71        Net Cash Proceeds (BSC) means [77.7]% of the Net Cash Proceeds.

1.72        Net Cash Proceeds (BSI) means [5.0]% of the Net Cash Proceeds.

1.73        Net Cash Proceeds (BST) means [1.7]% of the Net Cash Proceeds.

1.74       Other Secured Claim means any Secured Claim against a Debtor other than a DIP Claim or a Priority Tax Claim.

1.75        PBGC means the Pension Benefit Guaranty Corporation.

1.76       PBGC Allowed General Unsecured Claims means, pursuant to the Global Settlement, an Allowed General Unsecured Claim in the amount of no more than $225 million against each Debtor, which shall be the only Allowed Claim of the PBGC in these Chapter 11 Cases.

1.77       PBGC Subordination means, pursuant to the Global Settlement, that the first $5 million that the PBGC would otherwise recover on account of the PBGC General Unsecured Claims hereunder shall be subordinated to the recovery of all other Allowed General Unsecured Claims in manner that ensures that the benefit of the PBGC Subordination is allocated to classes 4(a), 4(b), and 4(c) proportionately in accordance with the relative Net Cash Proceeds allocated to each of those classes, with the PBGC General Unsecured Claim not recovering in any class until the PBGC Subordination is fully effectuated.

1.78       Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit or other Entity.

1.79       Petition Date means July 20, 2020, the date on which the Debtors commenced the Chapter 11 Cases.

1.80       Plan means this joint chapter 11 plan, including the exhibits hereto and the Plan Supplement, as the same may be amended or modified from time to time in accordance with Section 12.4 herein.

1.81       Plan Administrator means the person or entity selected by the Debtors, with the reasonable consent of the Creditors’ Committee, charged with overseeing the tasks outlined in Section 5.4 of this Plan.  The Plan Administrator shall be identified in the Plan Administrator Agreement.

1.82       Plan Administrator Agreement means the agreement, which shall be in form and substance reasonably acceptable to the Creditors’ Committee, setting forth, among other things, the identity, terms of compensation, and authority of the Plan Administrator and the scope of services to be provided by the Plan Administrator.  The Plan Administrator Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement.

1.83      Plan Supplement means a supplemental appendix to the Plan containing, among other things, forms or term sheets of applicable documents, schedules and exhibits to the Plan to be filed with the Bankruptcy Court, including, but not limited to, the following: (i) the Plan Administrator Agreement; and (ii) amended certificate of incorporation and by-laws, or other organizational documents, as applicable, of the Debtors (to the extent necessary to carry out the provisions of the Plan).  The Plan Supplement shall be filed at least seven (7) days prior to the deadline to object to confirmation of the Plan; provided, that through the Effective Date, the Debtors shall have the right, with the reasonable consent of the Creditors’ Committee, to amend any documents contained in, and exhibits to, any Plan Supplement.

1.84       Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.85       Priority Tax Claim means any secured or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.86       Professional Fees Account means the “Professional Fees Account” as defined in the Final DIP Order.

1.87       Professional Fees Escrow Account means an escrow account to be established and funded on or before the Effective Date pursuant to Section 2.2 of the Plan; provided, that any remaining funds in the Professional Fees Account shall be transferred to the Professional Fees Escrow Account on the Effective Date.

1.88       Pro Rata means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims and Disputed Claims in a particular Class.

1.89       Proof of Claim means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

1.90       Purchaser means the “Purchaser” as defined in the Sale Order.

1.91       Qualified Pension Plan means the BSC pension plan, a qualified defined benefit pension plan, which was sponsored by BSC prior to the Petition Date.

1.92       Related Parties means with respect to any Exculpated Party or Released Party: (a) such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, (b) all of their respective current and former officers, directors, principals, stockholders (and any fund managers, fiduciaries or other agents of stockholders with any involvement with the Debtors), members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, solely to the extent such persons and entities acted on the behalf of the Released Parties or Exculpated Parties in connection with the matters as to which exculpation or releases are provided in the Plan, and (c) such persons’ respective heirs, executors, estates, servants and nominees.

1.93       Released Parties means collectively: (a) the Debtors, (b) the Creditors’ Committee and each of its members in their capacity as such, (c) the Unsecured Notes Indenture Trustee, and (d) with respect to each of the foregoing entities in clauses (a) through (c), such Entities’ respective Related Parties.

1.94       Releasing Parties has the meaning set forth in Section 10.6 hereof.

1.95       Sale Order means that certain Order (I) Authorizing the Sale of the Assets and Equity Interests to the Purchaser Free and Clear of Liens, Claims, Interests, and Encumbrances; (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Related Relief (ECF No. 898).

1.96       Sale Transaction means the sale of substantially all of the Debtors’ assets pursuant to the Sale Order.

1.97       Sale Transaction Proceeds means the net cash proceeds received by the Debtors or the Wind-Down Estates from the Sale Transaction (including proceeds to be received post-closing thereunder).

1.98       Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time.

1.99       Secured Claim means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral as (i) set forth in this Plan, (ii) agreed to by the holder of such Claim and the Debtors, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code; or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.100     SERPs means (a) the supplemental executive retirement plan and (b) the supplemental employee retirement plan, both of which were unfunded, nonqualified plans sponsored by the Debtors prior to the Petition Date that supplemented benefits under the Qualified Pension Plan.

1.101     SERPs Claims means General Unsecured Claims arising under the SERPs as of the Petition Date.

1.102     SERPs Stipulation means that certain Stipulation and Agreed Order Extending the Deadline to File SERP Claims (ECF No. 1051).

1.103     Single Share has the meaning set forth in Section 4.30(b) hereof.

1.104     Statutory Fees means all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

1.105     Stock means all common stock and preferred stock in a Debtor.

1.106     Subordinated Securities Claim means a Claim subject to subordination under sections 510(b)-(c) of the Bankruptcy Code.

1.107     Tax Code means the Internal Revenue Code of 1986, as amended.

1.108     Treasury Regulations means regulations promulgated by the United States Department of the Treasury under the Tax Code.

1.109     Unexpired Lease means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.110     Unimpaired means, with respect to a Claim, Interest or Class of Claims or Interests, not “impaired” within the meaning of section 1123(a)(4) and 1124 of the Bankruptcy Code.

1.111     Unsecured Notes means the unsecured notes issued pursuant to the Unsecured Notes Indenture.

1.112    Unsecured Notes Claims means any Claims arising under the Unsecured Notes Indenture against BSC, as issuer, and ABI and BGI, as guarantors.  The Unsecured Notes Claims shall be Allowed as General Unsecured Claims against each of BSC, ABI, and BGI in the amount of $[203.5] million, inclusive of interest accrued on the Unsecured Notes as of the Petition Date.

1.113     Unsecured Notes Indenture means that certain indenture, dated as of December 20, 2010, which BSC, as issuer, ABI and BGI, as guarantors, and Wilmington Trust, N.A., as successor trustee to Wells Fargo Bank, National Association, were party to, as amended, supplemented, or otherwise modified from time to time, including by that certain first supplemental indenture thereto, dated as of December 20, 2010, and that certain supplemental indenture thereto, dated as of September 27, 2019, in an aggregate principal amount of $225 million.

1.114     Unsecured Notes Indenture Trustee means Wilmington Trust, N.A., in its capacity as successor trustee to Wells Fargo Bank, National Association, pursuant to the Unsecured Notes Indenture.

1.115     Unsecured Notes Indenture Trustee Fees and Expenses means the claims for reasonable fees, indemnities, compensation, expenses, disbursements, advancements, and other amounts due to the Unsecured Notes Indenture Trustee or its predecessor arising under the Unsecured Notes Indenture, including, among other things, attorneys’ fees, expenses, and disbursements, incurred by the Unsecured Notes Indenture Trustee or its predecessor prior to the Petition Date and through and including the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Unsecured Notes Indenture.

1.116      Voting Deadline means the deadline established by an Order of the Bankruptcy Court for voting to accept or reject the Plan.

1.117     Wind-Down means, following the Effective Date, the process to sell, abandon, wind down, dissolve, liquidate or distribute any remaining assets of the Debtors’ Estates in accordance with the Plan, including, if applicable, the transfer of all or part of the assets of the Debtors’ Estates to a liquidating trust.

1.118     Wind-Down Budget means an amount estimated and reserved by the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, for the purpose of adequately funding the Wind-Down.

1.119     Wind-Down Estates means the Debtors, or any successor thereto, by merger, consolidation or otherwise, pursuant to and under the Plan on or after the Effective Date.

B. Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained therein.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (4) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (5) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C. Controlling Document.

In the event of an inconsistency between the Plan and any other document, the terms of the Plan shall control (unless stated otherwise in such other document).  The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

SECTION 2.        ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1.        Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim and the Debtors or the Plan Administrator agree to different treatment, the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on (a) the later of (i) the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is reasonably practicable, or (b) on such other date or terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Debtors or the Plan Administrator, as applicable; provided that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims and that did not file and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors or their property, and such Administrative Expense Claims shall be deemed compromised, settled, and released as of the Effective Date.

2.2.        Fee Claims.

(a)         All entities seeking an award by the Bankruptcy Court of Fee Claims shall file with the Bankruptcy Court and serve on counsel to the Debtors and the U.S. Trustee, on or before the date that is sixty (60) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Petition Date through the Effective Date.  Objections to any Fee Claims must be filed and served on counsel to the Debtors or the Wind-Down Estates, as applicable, and the requesting party no later than twenty-one (21) days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Wind-Down Estates, as applicable, and the party requesting compensation of a Fee Claim).

(b)        Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim is entered or as soon as reasonably practicable thereafter; or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable.  Notwithstanding the foregoing, any Fee Claims that have been authorized to be paid prior to the Effective Date pursuant to any administrative orders entered by the Bankruptcy Court and/or local rules and/or local practice may be paid at the times and in the amounts authorized pursuant to such orders and/or local rules and/or local practice.

(c)         On or before the Effective Date, (i) holders of Fee Claims shall provide a reasonable estimate of unpaid Fee Claims incurred in rendering services before the Effective Date to the Debtors or the Creditors’ Committee, as applicable, and (ii) the Debtors shall separately escrow such estimated amounts in the Professional Fees Escrow Account for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties.  If a holder of a Fee Claim does not provide an estimate, the Debtors may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Fee Claim.  Notwithstanding anything to the contrary in the Plan, funds in the Professional Fees Escrow Account shall not be distributed on account of any Claims other than to pay Allowed Fee Claims pursuant to this Section 2.2 of the Plan; provided, that when all Allowed Fee Claims have been paid in full, any remaining funds in the Professional Fees Escrow Account shall promptly be released and shall revert to, and ownership thereof shall vest in, the Wind-Down Estates without any further action or order of the Bankruptcy Court.

(d)         Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for any Bankruptcy Court approval.

2.3.        DIP Claims.

Unless indefeasibly paid in full in Cash prior to the Effective Date, the DIP Claims shall be deemed Allowed in the full amount of the DIP Obligations, and each holder of a DIP Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such DIP Claim, Cash in an amount equal to such Claim on the Effective Date.  Upon the indefeasible payment in full in Cash of all DIP Claims, all Liens and security interests granted pursuant to the DIP Loan Documents shall be deemed cancelled and shall be of no further force and effect, and each DIP Claim shall be deemed to be fully satisfied, settled, released, and compromised.

2.4.        Unsecured Notes Indenture Trustee Fees and Expenses.

All accrued and unpaid reasonable and documented and undisputed Unsecured Notes Indenture Trustee Fees and Expenses incurred up to (and including) the Effective Date shall, to the extent an invoice is provided to the Debtors at least three Business Days prior to the Effective Date, be paid in full in Cash on the Effective Date, in each case without (i) any reduction to recoveries of the holders of the Unsecured Notes Claims as compared to other holders of General Unsecured Claims; (ii) any requirement to file a fee application with the Bankruptcy Court, (iii) the need for itemized time detail, or (iv) any requirement for Bankruptcy Court review.  Notwithstanding anything to the contrary set forth herein, the Unsecured Notes Indenture Trustee shall have the right to exercise its charging lien against distributions to holders of the Unsecured Notes Claims for the payment of the Unsecured Notes Indenture Trustee Fees and Expenses.

SECTION 3.       CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1.        Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2.        Summary of Classification.

The following table designates the Classes of Claims against, and Interests in, each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) deemed to reject the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Fee Claims, and DIP Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this Section 3 of the Plan.  All of the potential Classes for the Debtors are set forth herein.  Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.4 of the Plan.

Class	Designation	Treatment	Entitled to Vote
1(a)	Priority Tax Claims against BSC	Unimpaired	No (Presumed to accept)
1(b)	Priority Tax Claims against BGI	Unimpaired	No (Presumed to accept)
1(c)	Priority Tax Claims against ABI	Unimpaired	No (Presumed to accept)
1(d)	Priority Tax Claims against BSI	Unimpaired	No (Presumed to accept)
1(e)	Priority Tax Claims against BST	Unimpaired	No (Presumed to accept)
2(a)	Priority Non-Tax Claims against BSC	Unimpaired	No (Presumed to accept)
2(b)	Priority Non-Tax Claims against BGI	Unimpaired	No (Presumed to accept)
2(c)	Priority Non-Tax Claims against ABI	Unimpaired	No (Presumed to accept)
2(d)	Priority Non-Tax Claims against BSI	Unimpaired	No (Presumed to accept)
2(e)	Priority Non-Tax Claims against BST	Unimpaired	No (Presumed to accept)
3(a)	Other Secured Claims against BSC	Unimpaired	No (Presumed to accept)
3(b)	Other Secured Claims against BGI	Unimpaired	No (Presumed to accept)
3(c)	Other Secured Claims against ABI	Unimpaired	No (Presumed to accept)
3(d)	Other Secured Claims against BSI	Unimpaired	No (Presumed to accept)
3(e)	Other Secured Claims against BST	Unimpaired	No (Presumed to accept)
4(a)	General Unsecured Claims against BSC	Impaired	Yes
4(b)	General Unsecured Claims against BGI	Impaired	Yes
4(c)	General Unsecured Claims against ABI	Impaired	Yes
4(d)	General Unsecured Claims against BSI	Impaired	Yes
4(e)	General Unsecured Claims against BST	Impaired	Yes
5(a)	Subordinated Securities Claims against BSC	Impaired	No (Deemed to reject)
5(b)	Subordinated Securities Claims against BGI	Impaired	No (Deemed to reject)
5(c)	Subordinated Securities Claims against ABI	Impaired	No (Deemed to reject)
5(d)	Subordinated Securities Claims against BSI	Impaired	No (Deemed to reject)
5(e)	Subordinated Securities Claims against BST	Impaired	No (Deemed to reject)
6(a)	Intercompany Interests in BGI	Impaired	No (Deemed to reject)
6(b)	Intercompany Interests in ABI	Impaired	No (Deemed to reject)
6(c)	Intercompany Interests in BSI	Impaired	No (Deemed to reject)
6(d)	Intercompany Interests in BST	Impaired	No (Deemed to reject)
7(a)	Equity Interests in BSC	Impaired	No (Deemed to reject)

3.3.        Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Plan Administrator, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.4.        Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.5.        Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court at the Confirmation Hearing to deem the Plan accepted by the holders of such Claims in such Class.

3.6.        Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify this Plan in accordance with Section 12 hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

SECTION 4.        TREATMENT OF CLAIMS AND INTERESTS.

4.1.        Class 1(a) – Priority Tax Claims Against BSC.

(a)          Classification:  Class 1(a) consists of Priority Tax Claims against BSC.

(b)        Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BSC agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BSC shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BSC, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BSC)) in an amount equal to such Allowed Priority Tax Claim against BSC on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BSC on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BSC; and (iii) the date such Allowed Priority Tax Claim against BSC is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BSC)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BSC, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)          Voting:  Class 1(a) is Unimpaired, and holders of Priority Tax Claims against BSC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BSC.

4.2.        Class 1(b) – Priority Tax Claims Against BGI.

(a)         Classification:  Class 1(b) consists of Priority Tax Claims against BGI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BGI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BGI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BGI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BGI)) in an amount equal to such Allowed Priority Tax Claim against BGI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BGI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BGI; and (iii) the date such Allowed Priority Tax Claim against BGI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash (from the Net Cash Proceeds (BGI)) payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BGI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date;  provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)          Voting:  Class 1(b) is Unimpaired, and holders of Priority Tax Claims against BGI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BGI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BGI.

4.3.         Class 1(c) – Priority Tax Claims Against ABI.

(a)         Classification:  Class 1(c) consists of Priority Tax Claims against ABI.

(b)        Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against ABI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against ABI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against ABI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (ABI)) in an amount equal to such Allowed Priority Tax Claim against ABI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against ABI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against ABI; and (iii) the date such Allowed Priority Tax Claim against ABI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (ABI)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against ABI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(c) is Unimpaired, and holders of Priority Tax Claims against ABI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against ABI.

4.4.        Class 1(d) – Priority Tax Claims Against BSI.

(a)         Classification:  Class 1(d) consists of Priority Tax Claims against BSI.

(b)        Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BSI agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BSI shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BSI, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BSI)) in an amount equal to such Allowed Priority Tax Claim against BSI on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BSI on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BSI; and (iii) the date such Allowed Priority Tax Claim against BSI is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BSI)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BSI, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(d) is Unimpaired, and holders of Priority Tax Claims against BSI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BSI.

4.5.        Class 1(e) – Priority Tax Claims Against BST.

(a)         Classification:  Class 1(e) consists of Priority Tax Claims against BST.

(b)        Treatment:  Except to the extent that a holder of an Allowed Priority Tax Claim against BST agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim against BST shall receive, in full and final satisfaction of such Allowed Priority Tax Claim against BST, at the sole option of the Debtors or the Plan Administrator, as applicable, (a) Cash (from the Net Cash Proceeds (BST)) in an amount equal to such Allowed Priority Tax Claim against BST on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim against BST on the Effective Date; (ii) the first Business Day after the date that is forty-five (45) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim against BST; and (iii) the date such Allowed Priority Tax Claim against BST is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments (from the Net Cash Proceeds (BST)) in an aggregate amount equal to the amount of such Allowed Priority Tax Claim against BST, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

(c)         Voting:  Class 1(e) is Unimpaired, and holders of Priority Tax Claims against BST are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Tax Claims against BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Tax Claims against BST.

4.6.        Class 2(a) – Priority Non-Tax Claims Against BSC.

(a)         Classification:  Class 2(a) consists of Priority Non-Tax Claims against BSC.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BSC agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BSC)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(a) is Unimpaired, and holders of Priority Non-Tax Claims against BSC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BSC.

4.7.         Class 2(b) – Priority Non-Tax Claims Against BGI.

(a)         Classification:  Class 2(b) consists of Priority Non-Tax Claims against BGI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BGI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BGI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(b) is Unimpaired, and holders of Priority Non-Tax Claims against BGI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BGI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BGI.

4.8.        Class 2(c) – Priority Non-Tax Claims Against ABI.

(a)         Classification:  Class 2(c) consists of Priority Non-Tax Claims against ABI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against ABI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (ABI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(c) is Unimpaired, and holders of Priority Non-Tax Claims against ABI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against ABI.

4.9.        Class 2(d) – Priority Non-Tax Claims Against BSI.

(a)         Classification:  Class 2(d) consists of Priority Non-Tax Claims against BSI.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BSI agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BSI)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(d) is Unimpaired, and holders of Priority Non-Tax Claims against BSI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BSI.

4.10.      Class 2(e) – Priority Non-Tax Claims Against BST.

(a)         Classification:  Class 2(e) consists of Priority Non-Tax Claims against BST.

(b)         Treatment:  Except to the extent that a holder of an Allowed Priority Non-Tax Claim against BST agrees to less favorable treatment, on or as soon as practicable after the Effective Date, each holder thereof shall be paid in full in Cash (from the Net Cash Proceeds (BST)) or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)         Voting:  Class 2(e) is Unimpaired, and holders of Priority Non-Tax Claims against BST are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Priority Non-Tax Claims against BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Priority Non-Tax Claims against BST.

4.11.      Class 3(a) – Other Secured Claims Against BSC.

(a)        Classification:  Class 3(a) consists of Other Secured Claims against BSC.  To the extent that Other Secured Claims against BSC are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(a).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BSC agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BSC becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BSC will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BSC)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BSC Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BSC.

(ii)        Except as otherwise specifically provided herein, upon the payment in full in Cash of an Other Secured Claim against BSC, any Lien securing an Other Secured Claim against BSC that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BSC shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)          Voting:  Class 3(a) is Unimpaired, and holders of Other Secured Claims against BSC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BSC are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BSC.

4.12.      Class 3(b) – Other Secured Claims Against BGI.

(a)        Classification:  Class 3(b) consists of Other Secured Claims against BGI.  To the extent that Other Secured Claims against BGI are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(b).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BGI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BGI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BGI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BGI)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BGI Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BGI.

(ii)        Except as otherwise specifically provided herein, upon the payment in full in Cash of an Other Secured Claim against BGI, any Lien securing an Other Secured Claim against BGI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BGI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)         Voting:  Class 3(b) is Unimpaired, and holders of Other Secured Claims against BGI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BGI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BGI.

4.13.      Class 3(c) – Other Secured Claims Against ABI.

(a)        Classification:  Class 3(c) consists of Other Secured Claims against ABI.  To the extent that Other Secured Claims against ABI are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(c).

(b)         Treatment:

(i)           Except to the extent that a holder of an Allowed Other Secured Claim against ABI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against ABI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against ABI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (ABI)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against ABI Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against ABI.

(ii)        Except as otherwise specifically provided herein, upon the payment in full in Cash of an Other Secured Claim against ABI, any Lien securing an Other Secured Claim against ABI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against ABI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)          Voting:  Class 3(c) is Unimpaired, and holders of Other Secured Claims against ABI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against ABI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against ABI.

4.14.      Class 3(d) – Other Secured Claims Against BSI.

(a)        Classification:  Class 3(d) consists of Other Secured Claims against BSI.  To the extent that Other Secured Claims against BSI are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(d).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BSI agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BSI becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BSI will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BSI)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BSI Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BSI.

(ii)        Except as otherwise specifically provided herein, upon the payment in full in Cash of an Other Secured Claim against BSI, any Lien securing an Other Secured Claim against BSI that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BSI shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)          Voting:  Class 3(d) is Unimpaired, and holders of Other Secured Claims against BSI are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BSI are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BSI.

4.15.      Class 3(e) – Other Secured Claims Against BST.

(a)        Classification:  Class 3(e) consists of Other Secured Claims against BST.  To the extent that Other Secured Claims against BST are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 3(e).

(b)         Treatment:

(i)          Except to the extent that a holder of an Allowed Other Secured Claim against BST agrees to different treatment, on the later of the Effective Date and the date that is thirty (30) days after the date such Other Secured Claim against BST becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim against BST will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Plan Administrator, as applicable:  (i) Cash (from the Net Cash Proceeds (BST)) in an amount equal to the Allowed amount of such Claim; (ii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim against BST Unimpaired; or (iii) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim against BST.

(ii)        Except as otherwise specifically provided herein, upon the payment in full in Cash of an Other Secured Claim against BST, any Lien securing an Other Secured Claim against BST that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim against BST shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Plan Administrator, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Plan Administrator.

(c)          Voting:  Class 3(e) is Unimpaired, and holders of Other Secured Claims against BST are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims against BST are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims against BST.

4.16.      Class 4(a) – General Unsecured Claims Against BSC.

(a)          Classification:  Class 4(a) consists of General Unsecured Claims against BSC.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BSC agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BSC, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BSC) after the Priority Tax Claims against BSC, Priority Non-Tax Claims against BSC and the Other Secured Claims against BSC are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BSC are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share hereunder, the PBGC Subordination shall be enforced.

(c)          Voting:  Class 4(a) is Impaired, and the holders of General Unsecured Claims against BSC are entitled to vote to accept or reject this Plan.

4.17.      Class 4(b) – General Unsecured Claims Against BGI.

(a)          Classification:  Class 4(b) consists of General Unsecured Claims against BGI.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BGI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BGI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BGI) after the Priority Tax Claims against BGI, Priority Non-Tax Claims against BGI and the Other Secured Claims against BGI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BGI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share hereunder, the PBGC Subordination shall be enforced.

(c)         Voting:  Class 4(b) is Impaired, and the holders of General Unsecured Claims against BGI are entitled to vote to accept or reject this Plan.

4.18.      Class 4(c) – General Unsecured Claims Against ABI.

(a)          Classification:  Class 4(c) consists of General Unsecured Claims against ABI.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against ABI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against ABI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (ABI) after the Priority Tax Claims against ABI, Priority Non-Tax Claims against ABI and the Other Secured Claims against ABI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against ABI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share hereunder, the PBGC Subordination shall be enforced.

(c)         Voting:  Class 4(c) is Impaired, and the holders of General Unsecured Claims against ABI are entitled to vote to accept or reject this Plan.

4.19.      Class 4(d) – General Unsecured Claims Against BSI.

(a)         Classification:  Class 4(d) consists of General Unsecured Claims against BSI.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BSI agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BSI, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BSI) after the Priority Tax Claims against BSI, Priority Non-Tax Claims against BSI and the Other Secured Claims against BSI are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BSI are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share hereunder, the PBGC Subordination shall be enforced.

(c)         Voting:  Class 4(d) is Impaired, and the holders of General Unsecured Claims against BSI are entitled to vote to accept or reject this Plan.

4.20.      Class 4(e) – General Unsecured Claims Against BST.

(a)         Classification:  Class 4(e) consists of General Unsecured Claims against BST.

(b)         Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against BST agrees to less favorable treatment of such Claim, in full and final satisfaction, compromise, and settlement of and in exchange for such Allowed General Unsecured Claim against BST, each holder thereof shall receive its Pro Rata share of the Net Cash Proceeds (BST) after the Priority Tax Claims against BST, Priority Non-Tax Claims against BST and the Other Secured Claims against BST are satisfied (or reserved for) in full in accordance with the Plan, until all Allowed General Unsecured Claims against BST are satisfied in full in Cash; provided, however, for purposes of determining the Pro Rata share hereunder, the PBGC Subordination shall be enforced.

(c)         Voting:  Class 4(e) is Impaired, and the holders of General Unsecured Claims against BST are entitled to vote to accept or reject this Plan.

4.21.      Class 5(a) – Subordinated Securities Claims Against BSC.

(a)         Classification:  Class 5(a) consists of Subordinated Securities Claims against BSC.

(b)         Treatment:  On the Effective Date, all Subordinated Securities Claims against BSC shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BSC shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BSC; provided, however, that in the event that all other Allowed Claims against BSC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BSC may receive its Pro Rata Share of any remaining assets in BSC.

(c)         Voting:  Class 5(a) is Impaired, and the holders of Subordinated Securities Claims against BSC are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BSC are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BSC.

4.22.      Class 5(b) – Subordinated Securities Claims Against BGI.

(a)         Classification:  Class 5(b) consists of Subordinated Securities Claims against BGI.

(b)         Treatment:  On the Effective Date, all Subordinated Securities Claims against BGI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BGI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BGI; provided, however, that in the event that all other Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BGI may receive its Pro Rata Share of any remaining assets in BGI.

(c)         Voting:  Class 5(b) is Impaired, and the holders of Subordinated Securities Claims against BGI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BGI are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BGI.

4.23.      Class 5(c) – Subordinated Securities Claims Against ABI.

(a)         Classification:  Class 5(c) consists of Subordinated Securities Claims against ABI.

(b)         Treatment:  On the Effective Date, all Subordinated Securities Claims against ABI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against ABI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against ABI; provided, however, that in the event that all other Allowed Claims against ABI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against ABI may receive its Pro Rata Share of any remaining assets in ABI.

(c)         Voting:  Class 5(c) is Impaired, and the holders of Subordinated Securities Claims against ABI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against ABI are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against ABI.

4.24.      Class 5(d) – Subordinated Securities Claims Against BSI.

(a)         Classification:  Class 5(d) consists of Subordinated Securities Claims against BSI.

(b)         Treatment:  On the Effective Date, all Subordinated Securities Claims against BSI shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BSI shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BSI; provided, however, that in the event that all other Allowed Claims against BSI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BSI may receive its Pro Rata Share of any remaining assets in BSI.

(c)         Voting:  Class 5(d) is Impaired, and the holders of Subordinated Securities Claims against BSI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BSI are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BSI.

4.25.      Class 5(e) – Subordinated Securities Claims Against BST.

(a)         Classification:  Class 5(e) consists of Subordinated Securities Claims against BST.

(b)         Treatment:  On the Effective Date, all Subordinated Securities Claims against BST shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Holders of Subordinated Securities Claims against BST shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims against BST; provided, however, that in the event that all other Allowed Claims against BST have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of a Subordinated Securities Claim against BST may receive its Pro Rata Share of any remaining assets in BST.

(c)         Voting:  Class 5(e) is Impaired, and the holders of Subordinated Securities Claims against BST are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Subordinated Securities Claims against BST are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Subordinated Securities Claims against BST.

4.26.      Class 6(a) – Intercompany Interests in BGI.

(a)         Classification:  Class 6(a) consists of Intercompany Interests in BGI.

(b)         Treatment:  All Intercompany Interests in BGI shall be cancelled if and when BGI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BGI shall neither receive nor retain any property of the estate or direct interest in property of the estate of BGI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BGI may receive its Pro Rata Share of any remaining assets in BGI.

(c)        Voting:  Class 6(a) is Impaired, and the holders of Intercompany Interests in BGI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in BSC are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

4.27.      Class 6(b) – Intercompany Interests in ABI.

(a)         Classification:  Class 6(b) consists of Intercompany Interests in ABI.

(b)        Treatment:  All Intercompany Interests in ABI shall be cancelled if and when ABI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in ABI shall neither receive nor retain any property of the estate or direct interest in property of the estate of ABI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BGI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in ABI may receive its Pro Rata Share of any remaining assets in ABI.

(c)         Voting:  Class 6(b) is Impaired, and the holders of Intercompany Interests in ABI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in ABI are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

4.28.      Class 6(c) – Intercompany Interests in BSI.

(a)         Classification:  Class 6(c) consists of Intercompany Interests in BSI.

(b)        Treatment:  All Intercompany Interests in BSI shall be cancelled if and when BSI is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BSI shall neither receive nor retain any property of the estate or direct interest in property of the estate of BSI on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BSI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BSI may receive its Pro Rata Share of any remaining assets in BSI.

(c)         Voting:  Class 6(c) is Impaired, and the holders of Intercompany Interests in BSI are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in BSI are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

4.29.      Class 6(d) – Intercompany Interests in BST.

(a)         Classification:  Class 6(d) consists of Intercompany Interests in BST.

(b)         Treatment:  All Intercompany Interests in BST shall be cancelled if and when BST is dissolved in accordance with Section 5.4(f) of the Plan.  Each holder of an Intercompany Interest in BST shall neither receive nor retain any property of the estate or direct interest in property of the estate of BST on account of such Intercompany Interests thereafter; provided, however, that in the event that all Allowed Claims against BST have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Intercompany Interest in BST may receive its Pro Rata Share of any remaining assets in BST.

(c)         Voting:  Class 6(d) is Impaired, and the holders of Intercompany Interests in BST are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests in BST are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

4.30.      Class 7(a) – Equity Interests in BSC.

(a)         Classification: Class 7(a) consists of Equity Interests in BSC.

(b)         Treatment:  On the Effective Date, (i) all Equity Interests in BSC shall be cancelled and one share of BSC common stock (the “Single Share”) shall be issued to the Plan Administrator to hold in trust as custodian for the benefit of the former holders of Equity Interests in BSC consistent with their former relative priority and economic entitlements and the Single Share shall be recorded on the books and records maintained by the Plan Administrator without any necessity for any other or further actions to be taken by or on behalf of BSC; (ii) each former holder of Equity Interests in BSC (through their interest in the Single Share, as applicable) shall neither receive nor retain any property of the Estate or direct interest in property of the Estate on account of such Equity Interests in BSC; provided, that in the event that all Allowed Claims have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each former holder of an Equity Interest in BSC may receive its share of any remaining assets of BSC consistent with such holder’s rights of payment and former relative priority and economic entitlements existing immediately prior to the Petition Date; (iii) unless otherwise determined by the Plan Administrator, on the date that BSC’s Chapter 11 Case is closed in accordance with Section 5.16 of the Plan, the Single Share issued on the Effective Date shall be deemed cancelled and of no further force and effect without any necessity for any other or further actions to be taken by or on behalf of BSC, provided that such cancellation does not adversely impact the Debtors’ Estates; and (iv) the continuing rights of the former holders of Equity Interests in BSC (including through their interest in Single Share or otherwise) shall be nontransferable except (A) by operation of law or (B) for administrative transfers where the ultimate beneficiary has not changed, subject to the Plan Administrator’s consent.

(c)         Voting:  Class 7(a) is Impaired, and the holders of Equity Interests in BSC are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Equity Interests in BSC are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Equity Interests in BSC.

SECTION 5.        MEANS FOR IMPLEMENTATION.

5.1.        No Substantive Consolidation.

The Plan is being proposed as a joint plan of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor.  The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

5.2.        Sources of Consideration for Plan Distribution.

The Debtors, the Plan Administrator and the Wind-Down Estates, as applicable, shall fund Distributions under the Plan and the Plan Administrator Agreement with (i) the Sale Transaction Proceeds, and (ii) Cash on hand, including all Cash realized from the Debtors’ business and/or the Wind-Down operations.

5.3.        Global Settlement.

The provisions of the Plan, including treatment provided for hereunder for Allowed General Unsecured Claims, incorporate and reflect a compromise and settlement by and among the Debtors, the Creditors’ Committee, the PBGC, the DIP Lenders, the DIP Agent, and the Purchaser in accordance with the Global Settlement.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan and the Global Settlement shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a General Unsecured Claim may have with respect to any such Claim or any distribution to be made on account of any such Claim.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromises or settlements are in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

5.4.         Plan Administrator.

(a)         Appointment.  The Confirmation Order shall provide for the appointment of a Plan Administrator.  The Plan Administrator shall have all the powers, authority, and responsibilities specified in the Plan Administrator Agreement and as set forth in the Plan. The compensation for the Plan Administrator shall be as set forth in the Plan Administrator Agreement.  The Plan Administrator’s retention shall commence on the Effective Date and shall continue until: (i) the Bankruptcy Court enters an order closing the Chapter 11 Cases; (ii) the Bankruptcy Court enters an order removing the Plan Administrator for cause; or (iii) the Plan Administrator’s resignation, removal, liquidation, dissolution, death, or incapacity, as applicable, and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

(b)        Authority.  The Plan Administrator shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i)          subject to Section 7 of the Plan, except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process in accordance with the terms of this Plan, including to object to, seek to subordinate, estimate, compromise or settle any and all Claims against the Debtors or the Wind-Down Estates;

(ii)          subject to Section 6 of the Plan, make Distributions to holders of Allowed Claims in accordance with this Plan;

(iii)        subject to Section 7.10 of the Plan, determine the amount of the individual SERPs Claims according to the individual actuarial calculations performed by Mercer;

(iv)        exercise its reasonable business judgment to direct and control the Wind-Down under the Plan and in accordance with applicable law as necessary to maximize Distributions to holders of Allowed Claims;

(v)          abandon any property that, in the Property Administrator’s judgment, is burdensome to the Wind-Down Estates;

(vi)        prepare, file, and prosecute any necessary filings or pleadings with the Bankruptcy Court to carry out the duties of the Plan Administrator as described herein;

(vii)       other than any Causes of Action released by the Debtors pursuant to the Plan or otherwise, prosecute all Causes of Action on behalf of the Debtors, elect not to pursue any Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, as the Plan Administrator may determine is in the best interests of the Debtors and their Estates;

(viii)      maintain the books and records and accounts of the Debtors and the Wind-Down Estates, as applicable;

(ix)         retain professionals to assist in performing its duties under the Plan;

(x)          incur and pay reasonable and necessary expenses in connection with the performance of duties under this Plan, including the reasonable fees and expenses of professionals retained by the Plan Administrator;

(xi)        administer the tax obligations of each Debtor or Wind-Down Estate, as applicable, including (i) filing tax returns and paying tax obligations, (ii) requesting, if necessary, an expedited determination of any unpaid tax liability of each Debtor or Wind-Down Estate, as applicable, or their estate under Bankruptcy Code section 505(b), for all taxable periods of such Debtor ending after the Petition Date through the liquidation of such Debtor as determined under applicable tax laws, and (iii) representing the interest and account of each Debtor or Wind-Down Estate, or their estate under Bankruptcy Code section 505(b), before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xii)       prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors or the Wind-Down Estates, as applicable, that are required hereunder, by any Governmental Unit or applicable law;

(xiii)      determine whether to create a liquidating trust for the assets of a Debtor and which assets to transfer to such liquidating trust;

(xiv)       pay statutory fees in accordance with Section 12.1 of the Plan;

(xv)       take all actions that the Plan Administrator reasonably deems necessary to protect and increase the value of Debtors’ Assets and perform other duties and functions that are consistent with the implementation of the Plan;

(xvi)       perform all duties and functions of the Disbursing Agent as set forth in the Plan; and

(xvii)      close the Chapter 11 Cases.

(c)          Boards of Directors and Officers.  The officers and directors of the Debtors existing prior to the Effective Date shall be relieved of any and all duties with respect to the Debtors as of the Effective Date without the need for them to resign or take any other action.  The Plan Administrator shall serve as the initial director or manager, as applicable, and sole officer of each Wind-Down Estate after the Effective Date.  The Plan Administrator shall elect such additional directors, managers and officers as the Plan Administrator deems necessary to implement this Plan and the actions contemplated herein.  The Plan Administrator shall also have the power to act by written consent to remove any director, manager, or officer of any Wind-Down Estate.

(d)          Wind-Down.

(i)        After the Effective Date, pursuant to the Plan, the Plan Administrator shall effectuate the Wind-Down in accordance with the Wind-Down Budget without any further approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

(ii)         The Plan Administrator shall periodically review the Wind-Down Budget and make any necessary adjustments to the Wind-Down Budget to maintain sufficient funds to properly fund the Wind-Down; provided, that if the Plan Administrator concludes at any time that the Wind-Down Budget exceeds the amounts necessary to properly fund the Wind-Down, the Plan Administrator shall be authorized to move any excess amounts out of the Wind-Down Budget and consider them Net Cash Proceeds; provided, further, that if any Sale Transaction Proceeds or other funds are received by the Wind-Down Estates or the Plan Administrator, as applicable, after the Effective Date, the Plan Administrator shall allocate any portion of such proceeds for the Wind-Down Budget as it deems necessary to properly fund the Wind-Down and the rest of the proceeds shall be considered Net Cash Proceeds.

(iii)       The Plan Administrator shall keep good records of:  (a) the funds that are in the Wind-Down Budget, (b) Net Cash Proceeds for each Debtor, (c) any funds reserved for payment of Allowed Administrative Expense Claims, and (d) any funds reserved for Disputed Claims; provided, that the Plan Administrator shall not be required to keep Cash in separate accounts or reserves for such purposes.

(iv)         The Wind-Down (as determined for federal income tax purposes) shall occur in an expeditious but orderly manner after the Effective Date.

(e)         Indemnification.  Each of the Wind-Down Estates shall indemnify and hold harmless the Plan Administrator solely in its capacity as the Plan Administrator and any professionals retained by the Plan Administrator for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s or its professionals’ bad faith, gross negligence, willful misconduct, or criminal conduct.

(f)         Dissolution.  After the Effective Date, the Plan Administrator shall, subject to applicable non-bankruptcy law and consistent with the implementation of the Plan and the Plan Administrator Agreement, merge, dissolve, liquidate, or take such other similar action with respect to each Debtor (including the cancellation of all Interests in a Wind-Down Estate) and complete the winding up of such Wind-Down Estate as expeditiously as practicable without the necessity for any other or further actions to be taken by or on behalf of such Wind-Down Estate or its shareholders or members, as applicable, or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate Governmental Unit; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an Interest in a Wind-Down Estate.  The Plan Administrator may, to the extent required by applicable non-bankruptcy law, maintain a Wind-Down Estate as a corporate entity in good standing until such time as such Wind-Down Estate is dissolved or merged out of existence in accordance with the Plan.

5.5.        Liquidating Trust.

In the event the Plan Administrator determines that the Wind-Down of a Debtor shall take the form of a liquidating trust, (1) the terms of the liquidating trust shall be set forth in a liquidating trust agreement, (2) the liquidating trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulations section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code of which the holders of Claims who become the liquidating trust beneficiaries (as determined for U.S. federal income tax purposes) are the owners and grantors, consistent with the terms of the Plan, (3) the sole purpose of the liquidating trust shall be the liquidation and distribution of the assets transferred to the liquidating trust in accordance with Treasury Regulations section 301.7701-4(d), including the resolution of Claims, with no objective to continue or engage in the conduct of a trade or business, (4) all parties (including the Debtors, holders of Claims, the Creditors’ Committee, and the trustee of the liquidating trust) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Allowed Claims, as applicable, followed by the deemed transfer of such assets to the liquidating trust), (5) all parties shall report consistently with the valuation of the assets transferred to the liquidating trust as determined by the trustee of the liquidating trust (or its designee), (6) the trustee of the liquidating trust shall be responsible for filing returns for the trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a), and (7) the trustee of the liquidating trust shall annually send to each holder of an interest in the liquidating trust a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes.  Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the trustee of the liquidating trust of a private letter ruling if the trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the trustee), the trustee of the liquidating trust may timely elect to (y) treat any portion of the liquidating trust allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulations section 1.468B-9 (and make any appropriate elections) and (z) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  If a “disputed ownership fund” election is made, (i) all parties (including the Debtors, holders of Claims, the Creditors’ Committee, and the trustee of the liquidating trust) shall report for U.S. federal, state, and local income tax purposes consistently with the foregoing, and (ii) any tax imposed on the liquidating trust with respect to assets allocable to Disputed Claims (including any earnings thereon and any gain recognized upon the actual or deemed disposition of such assets) will be payable out of such assets and, in the event of insufficient Cash to pay any such taxes, the trustee of the liquidating trust may sell all or part of such assets to pay the taxes.  The trustee of the liquidating trust may request an expedited determination of taxes of the liquidating trust, including any reserve for Disputed Claims, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the liquidating trust for all taxable periods through the dissolution of the liquidating trust.

5.6.        Corporate Action.

Upon the Effective Date, by virtue of entry of the Confirmation Order, all actions contemplated by this Plan (including any action to be undertaken by the Plan Administrator) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by holders of Claims or Interests, the Debtors, or any other Entity or Person.  All matters provided for in this Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred and shall be in effect as of the Effective Date, without any requirement of further action by the Debtors or the Estates.

5.7.        Withholding and Reporting Requirements.

(a)        Withholding Rights.  In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.  Notwithstanding the foregoing, each holder of an Allowed Claim or any other Person that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such distribution.  Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.  Additionally, in the case of a non-Cash distribution that is subject to withholding, the distributing party has the right, but not the obligation, to withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property.

(b)        Forms.  Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Plan Administrator or the Wind-Down Estates, or such other Person designated by the Plan Administrator or the Wind-Down Estates, Form W-9 or, if the payee is a foreign Person, an applicable Form W-8, unless such Person is exempt under the Tax Code and so notifies the Plan Administrator.  If such request is made by the Plan Administrator or the Wind-Down Estates, or such other Person designated by the Plan Administrator or the Wind-Down Estates, and the holder fails to comply within ninety (90) days after not less than two (2) requests have been made, the amount of such distribution shall irrevocably revert to the applicable Wind-Down Estate and any Claim in respect of such distribution shall be forever barred from assertion against any Debtor, the applicable Wind-Down Estate and their  respective property.

5.8.        Exemption from Certain Transfer Taxes.

To the maximum extent provided by section 1146(a) of the Bankruptcy Code: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Wind-Down Estates, as applicable; or (ii) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instruments of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, in each case to the extent permitted by applicable bankruptcy law, and the appropriate state or local government officials or agents shall forego collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

5.9.        Effectuating Documents; Further Transactions.

(a)         On or as soon as practicable after the Effective Date, the Plan Administrator shall take such actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, financing, conversion, disposition, transfer, dissolution, transition services, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may determine; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (iv) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order, or rule; (v) the execution, delivery, or filing of contracts, instruments, releases, and other agreements to effectuate and implement the Plan without the need for any approvals, authorizations, actions, or consents; and (vi) all other actions that the applicable Entities determine to be necessary or appropriate.

(b)         Prior to the Effective Date, each officer, manager, or member of the board of directors of the Debtors, and on or after the Effective Date, each officer, manager, or member of the board of directors of the Wind-Down Estates and the Plan Administrator, as applicable, shall be authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan in the name of, and on behalf of, the Wind-Down Estates, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders or directors or managers of the Debtors, or the Wind-Down Estates) except for those expressly required pursuant to the Plan.

(c)          The Debtors and the Plan Administrator shall be authorized to implement the Sale Transaction and the Plan in the manner most tax efficient to the Wind-Down Estates.

(d)        All matters provided for herein involving the corporate structure of the Debtors or the Wind-Down Estates, to the extent applicable, or any corporate or related action required by the Debtors or the Wind-Down Estates in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, or directors or managers of the Debtors and with like effect as though such action had been taken unanimously by the stockholders, members, directors, managers, or officers, as applicable, of the Debtors or the Wind-Down Estates.

5.10.      Preservation of Rights of Action.

Other than Causes of Action against an Entity that are waived, relinquished, exculpated, released, compromised, transferred or settled pursuant to this Plan, the Confirmation Order, the Sale Order, or by another order of the Bankruptcy Court, the Debtors reserve any and all Causes of Action.  On and after the Effective Date, the Plan Administrator may pursue such Causes of Action in its sole discretion.  No Entity may rely on the absence of a specific reference in this Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action against them.  No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or the Effective Date.  Prior to the Effective Date, the Debtors, and on and after the Effective Date, the Plan Administrator and the Wind-Down Estates shall retain and shall have, including through its authorized agents or representatives, the exclusive right, authority, and discretion, subject to this Plan, to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing, as the Plan Administrator and the Wind-Down Estates may determine is in the best interest of the Debtors and their Estates, without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.  Notwithstanding anything contained herein to the contrary, the settlement of any Claims and Causes of Action which are expressly to be settled by Confirmation of this Plan shall be resolved only by Confirmation and consummation of the Plan.

5.11.      Certificate of Incorporation and By-Laws.

As of the Effective Date, the certificate of incorporation and by-laws, or other organizational documents, as applicable, of the Debtors shall be amended to the extent necessary to carry out the provisions of this Plan.  Such amended organizational documents (if any) shall be filed with the Bankruptcy Court as part of the Plan Supplement in advance of the Effective Date.

5.12.      Stock Trading Restrictions.

The restrictions imposed by the Final Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in and Claims Against the Debtors (ECF No. 535), as the same may be amended from time to time, shall remain effective and binding through the closing of the Chapter 11 Cases.

5.13.      Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution under the Plan, and except as otherwise set forth in the Plan, all notes, instruments, other securities, and other evidence of debt issued shall be deemed cancelled, discharged, and of no force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged.

5.14.      Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under the Plan, take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(b)-(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right for the Wind-Down Estates and the Plan Administrator to seek to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

5.15.      Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject, or are deemed to reject, the Plan.

5.16.      Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Wind-Down Estates and the Plan Administrator shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.17.      Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors or the Plan Administrator, as applicable, shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court and serve the notice in accordance with the Bankruptcy Rules.

5.18.      Corporate Form.

On the Effective Date, each of the Debtors shall maintain its current corporate form, which may be modified or changed at any time after the Effective Date by the Plan Administrator in accordance with the terms of this Plan and applicable law.

5.19.      Separability.

Notwithstanding the combination of the separate plans of reorganization for the Debtors set forth in the Plan for administrative purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor and is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.  Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

5.20.      Cancellation of Notes, Instruments, Certificates, and Other Documents.

On the date that all distributions under the Plan have been made, except to the extent otherwise provided in the Plan: (1) the obligations of the Debtors (a) under each organizational document (including certificates of designation, bylaws, or certificates or articles of incorporation), certificate, share, note, bond, indenture, purchase right, option, warrant, call, put, award, commitment, registration rights, preemptive right, right of first refusal, right of first offer, co-sale right, investor rights, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Interest shall be automatically extinguished, cancelled and of no further force or effect and the Debtors or the Wind-Down Estates shall not have any continuing obligations thereunder, and (b) under each agreement evidencing or creating any right to receive or to be eligible to receive any Interest (including any right of an employee under any agreement to participate in any incentive or compensation plan that provides for the issuance or grant of any Interests or to receive or to be eligible to receive any Interests) shall be automatically extinguished, cancelled and of no further force and effect and the Debtors or the Wind-Down Estates shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any instrument, certificate, agreement or document described in clause (1) above evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture, agreement, note, or other instrument or document that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (i) enabling the holder of such Claim or Interest to seek allowance of, and receive distributions on account of such Claim or Interest under the Plan as provided herein; (ii) allowing holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan documents; (iii) allowing the Unsecured Notes Indenture Trustee to enforce its rights, claims, and interests vis-à-vis any party other than the Debtors; (iv) allowing the Unsecured Notes Indenture Trustee to make the distributions in accordance with the Plan (if any), as applicable; (v) preserving any rights of the Unsecured Notes Indenture Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the holders of Unsecured Notes Claims; (vi) allowing the Unsecured Notes Indenture Trustee to enforce any obligations owed to it under the Plan and perform any rights or duties, if any, related thereto; (vii) allowing the Unsecured Notes Indenture Trustee to exercise rights and obligations relating to the interests of the holders under the Unsecured Notes Indenture; (viii) allowing the Unsecured Notes Indenture Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (ix) permitting the Unsecured Notes Indenture Trustee to perform any functions that are necessary to effectuate the foregoing; provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan; provided, further, that nothing in this section shall effect a cancellation of any Intercompany Interests, or Intercompany Claims.  For the avoidance of doubt, the Unsecured Notes Indenture Trustee shall have the right to exercise its charging lien against distributions to holders of the Unsecured Notes Claims for the payment of the Unsecured Notes Indenture Trustee Fees and Expenses.

Except for the foregoing, on and after the Effective Date, all duties and responsibilities of the Unsecured Notes Indenture Trustee shall be fully discharged (i) unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order, and (ii) except with respect to such other rights of the Unsecured Notes Indenture Trustee that, pursuant to the Unsecured Notes Indenture, survive termination of the Unsecured Notes Indenture.

SECTION 6.         DISTRIBUTIONS.

6.1.        Distributions Generally.

Except as otherwise provided in the Plan, the Disbursing Agent shall make all Distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan and the Plan Administrator Agreement.

6.2.        Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed for purposes of determining whether a holder of such a Claim or Interest is a record holder entitled to distributions under the Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims or Interests.  The Debtors, Wind-Down Estates or the Plan Administrator, as applicable, shall have no obligation to recognize any transfer or designation of such Claims or Interests occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any cure amounts or assumption disputes, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.  The Distribution Record Date shall not apply to the DIP Claims, the holders of which shall receive a distribution in accordance with Section 2 of the Plan, to the extent not previously satisfied.

6.3.        Date of Distributions.

(a)         Except as otherwise provided in the Plan or the Plan Administrator Agreement, the Plan Administrator shall make the Initial Distribution to holders of Allowed Claims no later than the Initial Distribution Date and thereafter, the Plan Administrator shall from time to time determine the subsequent Distribution Dates, if any.

(b)        Prior to making any Distributions under the Plan, including the Initial Distribution, the Plan Administrator shall reserve an amount sufficient to pay holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims Disputed Other Secured Claims, and Disputed General Unsecured Claims, in each case, the amount such holders would be entitled to receive under the Plan if such Claims were to become Allowed Claims.  After the resolution of any Disputed Administrative Expense Claim, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, Disputed Other Secured Claims, and Disputed General Unsecured Claims, the Plan Administrator shall treat any amounts that were reserved on account of such Disputed Claims that are Disallowed or do not become Allowed Claims as Net Cash Proceeds for purposes of distributions pursuant to the Plan.

6.4.        Disbursing Agent.

Other than as contemplated in Section 6.2 of the Plan, all distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Plan Administrator shall use all commercially reasonable efforts to provide the applicable Disbursing Agent with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’, or Wind-Down Estates’, as applicable, books and records.  The Plan Administrator shall cooperate in good faith with the applicable Disbursing Agent to comply with the reporting and withholding requirements outlined in Section 5.7 of the Plan.

6.5.        Rights and Powers of Disbursing Agent.

(a)         From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against, and Interests in, the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.  No holder of a Claim or Interest, or other party in interest, shall have or pursue any Claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making distributions in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b)         A Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder; (ii) make all distributions contemplated hereby; and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.6.         Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash.

6.7.        No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order, or another order of the Bankruptcy Court, or required by the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims on or after the Petition Date; provided, that if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

6.8.         Delivery of Distributions.

(a)        Subject to Bankruptcy Rule 9010, all distributions to any holder or permitted designee, as applicable, of an Allowed Claim or Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders or permitted designees of Allowed Claims or Interests on behalf of the Debtors.  In the event that any distribution to any holder or permitted designee is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until such Disbursing Agent is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest.  Nothing herein shall require the Disbursing Agent to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 5.7 of the Plan.

(b)        Notwithstanding the foregoing, all distributions on account of DIP Claims, if any, shall be deposited with the DIP Agent for distribution to holders of DIP Claims in accordance with the terms of the DIP Loan Documents.  To the extent the DIP Agent effectuates, or is requested to effectuate, any distributions hereunder on account of the DIP Claims, the DIP Agent shall be deemed a “Disbursing Agent” for purposes of the Plan.

6.9.        Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

6.10.      Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof.  Thereafter, the amount represented by such voided check shall revert to the Wind-Down Estates.  Requests for re-issuance of any check shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

6.11.      Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors or the Wind-Down Estates, as applicable, until such time as a distribution becomes deliverable or the holder accepts the distribution, or such distribution reverts back to the Debtors or the Wind-Down Estates, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind.  Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three hundred and sixty-five (365) days from the date of distribution.  After such date all unclaimed property or interest in property shall irrevocably revert to the Wind-Down Estates or the Plan Administrator, as applicable, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

6.12.      Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer, or ACH transfer, or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13.      Satisfaction of Claims.

Except as expressly provided in the Plan, upon the date that all distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by law, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date, and (b) all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

6.14.      Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than One Hundred Dollars ($100) to any holder of an Allowed Claim; provided, that if any distribution is not made pursuant to this Section 6.14, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

6.15.      Setoffs and Recoupments.

The Debtors, Wind-Down Estates or the Plan Administrator, as applicable, or such entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or its successor or assign may possess against the holder of such Claim.

6.16.      Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Wind-Down Estates or the Plan Administrator, as applicable), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.17.      No Distribution in Excess of Amount of Allowed Claim.

Except as provided in Section 6.7 of the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

6.18.       Delivery of Distribution of Unsecured Notes Claims.

Except as otherwise reasonably requested by the Unsecured Notes Indenture Trustee, all distributions to holders of Unsecured Notes Claims shall be deemed completed when made to the Unsecured Notes Indenture Trustee.  The Unsecured Notes Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Unsecured Notes Claims.  As soon as practicable in accordance with the requirements set forth in this Section 6.18, the Unsecured Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of its holders.  If the Unsecured Notes Indenture Trustee is unable to make, or consents to the Plan Administrator making, such distributions, the Plan Administrator, with the Unsecured Notes Indenture Trustee’s cooperation, shall make such distributions to the extent practicable to do so.  The Unsecured Notes Indenture Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the Wind-Down Estate or the Plan Administrator, as applicable, shall seek the cooperation of DTC so that any distribution on account of an Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC as soon as practicable thereafter.

SECTION 7.        PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS.

7.1.        Objections to Claims.

The Plan Administrator, on behalf of the Wind-Down Estates, shall exclusively be entitled to object to all Claims.  After the Effective Date, the Plan Administrator, on behalf of the Wind-Down Estates, shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed.  Any objections to Proofs of Claim shall be served and filed on or before the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) such later date as may be fixed by the Bankruptcy Court upon a motion filed by the Plan Administrator, on behalf of the Wind-Down Estates, before the day that is one-hundred and eighty (180) days after the Effective Date.

7.2.         Resolution of Disputed Claims.

On and after the Effective Date, the Plan Administrator, on behalf of the Wind-Down Estates, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to any Claims, without approval of the Bankruptcy Court, other than with respect to Fee Claims.

7.3.        Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.4.        Distributions after Allowance.

After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in the Plan, without interest, as provided in Section 7.8 of the Plan.  Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order.

7.5.        Estimation of Claims.

The Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, may determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims.  The Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claims pursuant to section 502(c) of the Bankruptcy Code or otherwise, including to establish a reserve for distribution purposes, regardless of whether the Plan Administrator had previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection.  The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claims, the amount so estimated shall constitute either the Allowed amount of such Claims, or a maximum limitation on such Claims, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claims, the Debtors, the Wind-Down Estates, or the Plan Administrator, as applicable, may pursue supplementary proceedings to object to the allowance of such Claims; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7.6.         No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.7.         Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.8.         Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date, except as provided in Section 6.7 of the Plan.

7.9.         Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies.  To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Court.

7.10.      SERPs Claims.

SERPs Claims shall be Allowed as General Unsecured Claims against BSC, whether or not the holder of a SERPs Claim has filed a Proof of Claim before or on the deadline established in the SERPs Stipulation, and whether or not such Proof of Claim indicates a liquidated or unliquidated amount, to the extent and in the amount determined by the Plan Administrator according to the individual actuarial calculations performed by Mercer.  Only those holders of SERPs Claims who file a Proof of Claim for a SERPs Claim in a liquidated amount may challenge, if necessary, the determined amount of an individual SERPs Claim.  For the avoidance of doubt, any party in interest may object to a filed SERPs Claim prior to the Effective Date and the Plan Administrator may object to an individual filed SERPs Claim on or after the Effective Date.

SECTION 8.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1.         Rejection of Executory Contracts and Unexpired Leases.

As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; (iii) is the subject of a motion to assume filed by the Debtors on or before the Confirmation Date; or (iv) is identified in Section 8.3 of the Plan.

8.2.        Claims Based on Rejection of Executory Contracts and Unexpired Leases.

In the event that the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such contract or lease, any Claim for such damages shall be classified and treated as a General Unsecured Claim against the applicable Debtor.  Such Claim shall be forever barred and shall not be enforceable against the Debtors, the Plan Administrator, the Wind-Down Estates, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a Proof of Claim based on the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise is filed with the Bankruptcy Court and served upon counsel for the Debtors or the Wind-Down Estates, as applicable, no later than thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date.

8.3.         Insurance Policies.

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, any other order of the Bankruptcy Court, any bar date notice, any claim objection, or any other document related to any of the foregoing, on the Effective Date: (i) all Insurance Policies issued or providing coverage to the Debtors shall (subject to the applicable Insurer’s right to object to such a designation) be assumed in their entirety by the Debtors pursuant to sections 365 and 1123 of the Bankruptcy Code, and coverage for defense costs and indemnification under the D&O Policies shall remain available to all individuals within the definition of “Insured” in the D&O Policies, and Wind-Down Estates, or Plan Administrator, as applicable, shall remain liable in full for any and all now existing or hereinafter arising obligations, liabilities, terms, provisions and covenants of any of the Debtors under such Insurance Policies, without the need or requirement for an Insurer to file a Proof of Claim, Administrative Expense Claim or objection to any cure amount; (ii) nothing shall alter or modify the terms and conditions of and/or any rights, obligations, benefits, claims, rights to payments, or recoveries under the Insurance Policies without the express written consent of the applicable Insurer; and (iii) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (a) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable nonbankruptcy law to proceed with their claims; (b) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (I) workers’ compensation claims, (II) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (III) all costs in relation to each of the foregoing; and (c) holders of Allowed Claims to pursue insurance recovery to the extent allowed or required by Section 7.9 of this Plan.

8.4.         Intellectual Property Licenses and Agreements.

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, any other order of the Bankruptcy Court, any bar date notice, any claim objection, or any other document related to any of the foregoing, all intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Debtors and the Wind-Down Estates and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Plan.  Unless otherwise noted hereunder, all intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Wind-Down Estates, and the Wind-Down Estates may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.5.        Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each assumed executory contract and unexpired lease shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

8.6.         Reservation of Rights.

(a)        Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors, or Wind-Down Estates, or their respective affiliates have any liability thereunder.

(b)         Except as otherwise provided in the Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and Wind-Down Estates, under any executory or non-executory contract or any unexpired or expired lease.

(c)          Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Wind-Down Estates, as applicable, under any executory or non-executory contract or any unexpired or expired lease.

SECTION 9.        CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

9.1.         Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the following conditions precedent:

(a)          the Bankruptcy Court shall have entered the Confirmation Order, the Confirmation Date shall have occurred, and no stay of the Confirmation Order shall be in effect;

(b)         all governmental approvals, if any, necessary to consummate the Plan and the transactions contemplated hereby shall have been obtained or otherwise waived;

(c)         all actions, documents and agreements necessary to implement the Plan and the transactions and other matters contemplated thereby shall have been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements;

(d)          the Debtors shall establish and fund the Professional Fees Escrow Account, as set forth in Section 2.2 of the Plan;

(e)          the Debtors shall estimate and reserve the Wind-Down Budget for the purpose of adequately funding the Wind-Down;

(f)        the Plan shall not have been materially amended, altered or modified from the Plan confirmed by the Confirmation Order, unless such material amendment, alternation, or modification has been made with the reasonable consent of the Creditors’ Committee;

(g)         notwithstanding when a condition precedent to the Effective Date occurs, for purposes of the Plan, such condition precedent shall be deemed to have occurred simultaneously upon the completion of the applicable conditions precedent to the Effective Date; provided, that to the extent a condition precedent (a “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to a Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

9.2.        Waiver of Conditions Precedent.

(a)         Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.  Each of the conditions precedent in Section 9.1 of the Plan may be waived by the Debtors, with the reasonable consent of the Creditors’ Committee, without leave of or order of the Bankruptcy Court.  If the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.19 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

(b)         The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.3.        Effect of Failure of Conditions to Effective Date.

Unless otherwise extended by the Debtors, with the reasonable consent of the Creditors’ Committee, if the Effective Date does not occur on or before the date that is one hundred and eighty (180) days after the date on which the Confirmation Order is entered or if the Confirmation Order is vacated, (a) no distributions under the Plan shall be made, (b) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (c) all the Debtors’ obligations with respect to the Claims and the Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors, any Holder of Claim or Interest, or any other entity or to prejudice in any manner the rights of the Debtors, any Holder of Claim or Interest, or any other entity in any further proceedings involving the Debtors or otherwise.

SECTION 10.       EFFECT OF CONFIRMATION.

10.1.      Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) of the Bankruptcy Code, all property of the Debtors’ Estates shall vest in the Wind-Down Estates free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided in the Plan and the Confirmation Order.  On and after the Effective Date, the Wind-Down Estates may take any action, including, without limitation, the operation of their businesses; the use, acquisition, sale, lease and disposition of property; and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there was no pending case under any chapter or provision of the Bankruptcy Code, except as expressly provided herein.  Without limiting the foregoing, the Wind-Down Estates may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2.      Term of Injunctions or Stays.

Unless otherwise provided herein, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.3.      Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders were (a) Impaired or Unimpaired under the Plan; (b) deemed to accept or reject the Plan; (c) failed to vote to accept or reject the Plan; (d) voted to accept or reject the Plan; or (e) received any distribution under the Plan.

10.4.      Injunction.

(a)         Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan in relation to any Claim extinguished, discharged, or released pursuant to the Plan.

(b)        Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, or the Wind-Down Estates, as applicable; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors or the Wind-Down Estates; or the property of any of the Debtors or the Wind-Down Estates; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors or the Wind-Down Estates or the property of any of the Debtors or the Wind-Down Estates; (iv) asserting any right of setoff, directly or indirectly, against any obligation due from the Debtors or the Wind-Down Estates, or against property or interests in property of any of the Debtors or the Wind-Down Estates, except as contemplated or Allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c)        By accepting distributions pursuant to the Plan, each holder of an Allowed Claim extinguished, discharged, or released pursuant to the Plan will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this Section 10.4 of the Plan.

(d)         The injunctions in this Section 10.4 of the Plan shall extend to any successors of the Debtors (including the Wind-Down Estates) and their respective property and interests in property.

10.5.      Releases by the Debtors.

As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Estates, and the Wind-Down Estates, in each case, on behalf of themselves and their respective successors, assigns, and representatives, and any and all other persons that may purport to assert any Cause of Action derivatively, by, through or on behalf of the foregoing Persons and Entities, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise that the Debtors, the Estates, or the Wind-Down Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and post-petition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the Disclosure Statement, the Plan (including the Plan Supplement), instruments and other documents relating thereto, or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing herein shall be construed to release (i) the Released Parties from willful misconduct or intentional fraud as determined by a Final Order; (ii) any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order; or (iii) any post-Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order.

10.6.      Releases by Holders of Claims and Interests.

As of the Effective Date, except (A) for the right to enforce the Plan (including the Plan Supplement) and the Confirmation Order or any right or obligation arising under the Plan (including the Plan Supplement) or the Confirmation Order that remain in effect or become effective after the Effective Date and (B) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever, released, and discharged by each of the following (each such Person or Entity, a “Releasing Party” and, collectively, the “Releasing Parties”):

(a)         the Creditors’ Committee and each of its members in their capacity as such;

(b)         all holders of Claims who are entitled to vote on the Plan and vote to accept the Plan;

(c)        all holders of Claims who (i) are entitled to vote on the Plan and abstain from voting on the Plan or (ii) vote to reject the Plan and, in either case, do not elect to exercise their right, as provided in the Ballot, to opt-out of granting the releases set forth in this Section 10.6;

(d)         all holders of Claims who are deemed to accept or reject the Plan, are provided with a notice of non-voting status providing them with the right to opt-out of the releases contained in this Section 10.6, and do not elect to exercise such right;

(e)         with respect to any Person or Entity in the foregoing clauses (a) through (d), such entity’s predecessors, successors, assigns, subsidiaries, affiliates, managed accounts or funds, managed or controlled by such Entity and all Persons entitled to assert Claims through or on behalf of such Persons or Entities solely with respect to the matters for which the Releasing Parties are providing releases to the extent such Person or Entity would be obligated to release under principles of agency if it were so directed by the applicable Person or Entity in clauses (a) through (d);

in each case, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, in law, equity, or otherwise, that entity would have been legally entitled to assert in their own right (whether individually, derivatively, or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date, from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and post-petition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Wind-Down Estates, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the Disclosure Statement, the Plan (including any Plan Supplement), the DIP Documents or any related agreements, instruments, and other documents relating thereto, or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing herein shall be construed to release (i) the Released Parties from willful misconduct or intentional fraud as determined by a Final Order; (ii) any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order; or (iii) any post-Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement) or the Confirmation Order; provided, further, that in the event that a Debtor has substantially defaulted in the performance of its obligations under the Plan prior to the date that all the distributions under the Plan have been made by such Debtor, holders of Claims shall continue to have the same rights to enforce their Claims against such Debtor as they had prior to the consummation of the Plan (in addition to enforcing the Plan).  Except as otherwise set forth in subsection (e) of this Section 10.6, the Persons and Entities in (a) through (d) of this Section 10.6 shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under this Section 10.6 against each of the Released Parties.

10.7.      Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases, the postpetition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any security or asset of the Debtors; the negotiation and pursuit of the Disclosure Statement, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the occurrence of the Effective Date; the DIP Loan Documents; the administration of the Plan or the property to be distributed under the Plan; or the transactions in furtherance of any of the foregoing; except for fraud, gross negligence, or willful misconduct, as determined by a Final Order.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.  Notwithstanding anything to the contrary in the foregoing, the exculpation set forth herein does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

10.8.      Waiver of Statutory Limitation on Releases.

EACH RELEASING PARTY IN EACH OF THE RELEASES CONTAINED IN THE PLAN (INCLUDING UNDER SECTION 10 OF THE PLAN) EXPRESSLY ACKNOWLEDGES THAT ALTHOUGH ORDINARILY A GENERAL RELEASE MAY NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE PARTY RELEASED, IT HAS CAREFULLY CONSIDERED AND TAKEN INTO ACCOUNT IN DETERMINING TO ENTER INTO THE ABOVE RELEASES THE POSSIBLE EXISTENCE OF SUCH UNKNOWN LOSSES OR CLAIMS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH RELEASING PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS CONFERRED UPON IT BY ANY STATUTE OR RULE OF LAW WHICH PROVIDES THAT A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CLAIMANT DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE RELEASED PARTY, INCLUDING THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542. THE RELEASES CONTAINED IN SECTION 10 OF THE PLAN ARE EFFECTIVE REGARDLESS OF WHETHER THOSE RELEASED MATTERS ARE PRESENTLY KNOWN, UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN.

10.9.      Release of Liens.

Except as otherwise provided in the Plan, the Confirmation Order, or any instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, and compromised and all rights, titles, and interests of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Debtors or the Wind-Down Estates, as applicable.

10.10.    Solicitation of the Plan.

As of and subject to the occurrence of the Confirmation Date:  (a) the Debtors shall be deemed to have previously solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation, and (b) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under this Plan, and therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of any securities under this Plan.

SECTION 11.      RETENTION OF JURISDICTION.

11.1.      Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)          to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b)          to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c)         to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Plan and Confirmation Order, including to ensure that an Allowed Claim does not receive consideration in excess of the Allowed amount of such Claim, and to adjudicate any and all disputes arising from or relating to distributions under the Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

(d)          to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim or Class of Claims and to hear and determine any disputes concerning Disputed Claims;

(e)          to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)          to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)         to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)          to hear and determine all applications to approve Fee Claims;

(i)         to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement and the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(j)           to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(k)          to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(l)          to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(m)        to hear, adjudicate, decide, or resolve any and all matters related to Section 10 of the Plan, including, without limitation, the releases, exculpations, discharge, and injunctions issued thereunder;

(n)          to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(o)          to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p)          to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located and adjudicate any disputes with respect thereto;

(q)         to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a cure amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(r)         to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code;

(s)          to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(t)          to enforce all orders previously entered by the Bankruptcy Court; and

(u)          to enter one or more final decrees closing the Chapter 11 Cases.

11.2.      Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

SECTION 12.      MISCELLANEOUS PROVISIONS.

12.1.      Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Wind-Down Estates or the Plan Administrator, as applicable, shall pay all Statutory Fees that are due and payable, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for each Debtor’s case.  The obligations under this Section 12.1 shall remain for each Debtor until such time as a final decree is entered closing the Chapter 11 Case for such Debtor, a Final Order converting such Debtor’s Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing such Debtor’s Chapter 11 Case is entered.

12.2.      Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3.      Dissolution of Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, however, that after the Effective Date, the Creditors’ Committee shall exist and its professionals shall continue to be retained and shall continue to be entitled to reasonable compensation by the Debtors without the need for further application to the Bankruptcy Court with respect to (a) all applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and any related hearings; and (b) pending appeals of the Confirmation Order.

12.4.      Amendments.

(a)         Plan Modifications.  The Debtors, with the reasonable consent of the Creditors’ Committee, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code.  After entry of the Confirmation Order, the Debtors may, with the reasonable consent of the Creditors’ Committee, upon order of the Court, amend, modify or supplement the Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to the Plan, the Debtors, with the reasonable consent of the Creditors’ Committee, may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)        Other Amendments.  Before the Effective Date, the Debtors, with the reasonable consent of the Creditors’ Committee, may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

12.5.      Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan, including the right to revoke or withdraw this Plan for any Debtor or all Debtors, prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, in each case with respect to a Debtor, then, with respect to such Debtor: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors, the Estates, any Holder of Claim or Interest, or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors, the Estates, any Holder of Claim or Interest, or any other Entity.

12.6.      Severability of Plan Provisions upon Confirmation.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to this Plan and may not be deleted or modified without the consent of the Debtors, the Wind-Down Estates or the Plan Administrator (as the case may be); and (3) nonseverable and mutually dependent.

12.7.      Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of this Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, that corporate or limited liability company governance matters relating to the Debtors shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor.

12.8.       Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.9.       Additional Documents.

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.  The Debtors, the Wind-Down Estates or the Plan Administrator, as applicable, and all holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

12.10.     Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Wind-Down Estates, the holders of Claims and Interests, the Released Parties, the Exculpated Parties, and each of their respective successors and assigns, including, without limitation, the Plan Administrator.

12.11.     Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or permitted assign, if any, of each Entity.

12.12.     Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.13.     Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(i)          If to the Debtors, prior to the Effective Date:

Briggs & Stratton Corporation
12301 West Wirth Street,
Wauwatosa,
Wisconsin 53222

Attn:       Kathryn M. Buono
Telephone: 414-259-5308

- and -

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:      Ronit J. Berkovich
Debora A. Hoehne
Martha E. Martir
Telephone:  (212) 310-8000

- and -

Carmody MacDonald P.C.
120 S. Central Avenue, Suite 1800
St. Louis, Missouri 63105
Attn:       Robert E. Eggmann
Christopher J. Lawhorn
Thomas H. Riske
Telephone:  (314) 854-8600

(ii)          If to the Wind-Down Estates or the Plan Administrator, after the Effective Date:

An address to be identified in the Plan Supplement

(iii)          If to the Creditors’ Committee:

Brown Rudnick LLP
Seven Times Square
New York, NY 10036
Attn:       Oksana P. Lashko
Max D. Schlan
Telephone: (212) 209-4876

-and-

Doster Ullom & Boyle, LLC
16150 Main Circle Drive, Suite 250
St. Louis, Missouri 63017
Attn:       Gregory D. Willard
Alexander L. Moen
Telephone: (636) 532-0042

After the Effective Date, the Wind-Down Estates or the Plan Administrator, as applicable, shall have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Dated: October 9, 2020

	By:	/s/ Kathryn M. Buono
	Name:	Kathryn M. Buono
	Title:	Vice President and Secretary

BRIGGS & STRATTON CORPORATION BILLY GOAT INDUSTRIES, INC. ALLMAND BROS., INC. BRIGGS & STRATTON INTERNATIONAL, INC. BRIGGS & STRATTON TECH, LLC